                                                                    EXHIBIT 2.4

                                    FORM OF
                    EMPLOYMENT AND NON-COMPETITION AGREEMENT
                     [DAVID BILLSTROM / WILLIAM NEUHAUSER]

     This EMPLOYMENT AND NON-COMPETITION AGREEMENT ("AGREEMENT") is made and entered into as of _______________, 1998, by and between Infoseek Corporation, a California corporation ("INFOSEEK"), Quando, Inc., an Oregon corporation (the "COMPANY"), and ________________________ ("EMPLOYEE").

                                    RECITALS

     WHEREAS, Employee is an employee of the Company.

     WHEREAS, Infoseek, Steelhead Acquisition Corp., an Oregon corporation and a wholly-owned subsidiary of Infoseek, and the Company have entered into an Agreement and Plan of Reorganization dated as of July 24, 1998 (the "REORGANIZATION AGREEMENT").

     WHEREAS, pursuant to the Reorganization Agreement, the Company will become a subsidiary of Infoseek.

     WHEREAS, Infoseek, the Company and the Employee desire to enter into this Agreement to provide for Employee's employment with the Company following the Merger contemplated by the Reorganization Agreement.

     WHEREAS, as a result of and in connection with the Merger, the duties, responsibilities and nature of Employee's employment with the Company will undergo a bona fide change.

     NOW THEREFORE, in consideration of the foregoing premises, the terms and conditions hereinafter set forth, the mutual benefits to be gained by the performance thereof, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

     1.   Effectiveness.  This Agreement is being entered in connection with the
          -------------
Reorganization Agreement and all capitalized terms used but not defined herein shall have the meaning ascribed to them in the Reorganization Agreement. Employee's employment under this Agreement shall become effective as of the Effective Time of the Merger. In the event that the Reorganization Agreement is terminated prior to the Effective Time of the Merger, this Agreement shall terminate and be of no further force and effect.

     2.   Employment.
          ----------

          (a) Duties.  The Company initially shall employ Employee, and Employee
              ------
initially shall serve as, the Company's ________________, subject at all times and in all cases and respects to the ultimate control and direction of the Company. In such capacity, Employee shall perform all such services, accept all such responsibilities and discharge all such duties and responsibilities as are consistent with the responsibilities of such office(s), and such other services, responsibilities and duties as are commensurate with his position and as may be assigned to or required of him from time to time by the Company. The Employee shall perform such services, accept such responsibilities and discharge such duties within the policies and guidelines established from time to time by the Company, subject at all times and in all cases and respects to the ultimate control and direction of the Company. The Company shall have the right to review and revise such services, responsibilities and duties at any time and from time to time during the Term in any and all respects, provided that any revised services, responsibilities and duties, taken as a whole, continue to reflect the knowledge, skill and experience of Employee. Such services shall be primarily performed in the Company's offices in the Portland Area or Infoseek's offices in the Bay Area, although the Employee shall travel to other locations as necessary and consistent with his position with the Company.

          (b) Exclusive Employment.  At all times during the Term, the Employee
              --------------------
shall devote substantially all of his business time, attention and energies to the performance, fulfillment and satisfaction of his duties and responsibilities to the Company under this Agreement, and shall not undertake or be engaged in any other activities, whether or not pursued for gain, profit or other pecuniary advantage, which could materially impair his ability to perform, fulfill and satisfy his duties and responsibilities to the Company under this Agreement, in any case without the prior written consent of Infoseek which consent will not be unreasonably withheld.

          (c) Affirmation of Fiduciary Responsibilities.  At all times during
              -----------------------------------------
the Term, the Employee shall perform, satisfy, fulfill and carry out his duties and responsibilities to the Company under this Agreement with fidelity and loyalty, in a diligent manner, to the best of his ability, experience and talent, and in a manner consistent with his fiduciary responsibilities to the Company.

     3.   Compensation.
          ------------

          (a) Base Salary and Incentive Compensation.  Employee's initial
              --------------------------------------
monthly base salary during the Term shall be $__________ ("BASE SALARY"), payable in accordance with Infoseek's standard payroll practices. During and after the Term, Employee's total cash compensation shall be subject to review and adjustment, from time to time, in accordance with Infoseek policies (as applied on a basis that is consistent with that applied to other Infoseek employees having similar responsibilities); provided, however, that Employee's
                                            --------  -------
Base Salary shall not be reduced without his consent. Unless otherwise specified herein, Infoseek shall make such deductions, withholdings and other payments from all sums payable pursuant to this Agreement which Employee requests or that are required by law for taxes and other charges.

          (b) Bonuses.  On each of the dates that are six months and twelve
              -------
months following the Closing Date, if the Employee remains an employee of the Company on such dates, Infoseek shall pay Employee a continuation bonus equal to five percent (5%) of Employee's annual Base Salary. In addition, Employee will participate in Infoseek's MBO plan on terms consistent with those afforded to other employees with similar responsibilities.

          (c) Stock Options.  Employee shall receive, as of the Closing Date,
              -------------
options ("NEW STOCK OPTIONS") to acquire ___________ shares of Infoseek Common Stock, at an exercise price equal to the closing price of Infoseek's Common Stock on that date. One fourth of such shares shall vest one year after the date of the Reorganization Agreement, and an additional 1/48th of such shares shall vest each month during the three years thereafter. All other terms governing such options shall be set out in Infoseek's standard Option Agreement and Stock Option Plan.

          (d) Benefits Plans.  Employee will be entitled to participate in or
              --------------
receive benefits under Infoseek's employee benefit plans and policies in effect from time to time in which Employee is eligible to participate, subject to the applicable terms and conditions of the particular benefit plan. Infoseek and/or the Company may change, amend, modify or terminate to the extent legally allowable, any benefit plan from time to time and without prior notice. To the extent Infoseek benefits are affected by seniority (i.e. length of service), Employee shall be credited for time served at the Company, to the fullest extent permitted by law and consistent with Infoseek's current benefit plans. As set forth in the Reorganization Agreement, Employee shall be entitled to the reasonable reimbursement of the relocation expenses of Employee and his immediate family.

     4.   Term; Termination; Severance Payments.
          -------------------------------------

          (a) Term.  Unless otherwise terminated as hereinafter provided, the
              ----
term of Employee's employment under this Agreement (the "TERM") shall commence upon the Closing Date as defined in the Reorganization Agreement and shall continue until and terminate on the date that is the two year anniversary of the Closing Date. Upon expiration of the Term, Employee shall be an "at will" employee of the Company, subject to such policies, benefits and practices and procedures that are then applicable with respect to an at will employee of Infoseek (the "INFOSEEK POLICIES"). Notwithstanding the foregoing, Infoseek may terminate Employee during the Term for Cause (as defined below).

          (b) Cause.  As used in this Agreement, "CAUSE" shall mean:
              -----

             (i) Employee's personally engaging in or knowingly authorizing conduct that he reasonably should know or that he intends to be materially injurious to the Company or its employees;

             (ii) Employee's being convicted of a felony under the laws of the United States or any State, or committing a material act of dishonesty or fraud against, or the material misappropriation of property belonging to, the Company;

             (iii) Employee's repeated unreasonable failure or refusal to perform material duties of his or her position after written notice of such failure to perform and such failure shall not have been cured by Employee by the tenth (10th) business day after notice by Infoseek to Employee of such failure;

             (iv) Employee's knowingly and intentionally breaching in any material respect the terms of this Agreement or the Confidentiality and Intellectual Property Agreement (as defined below); provided that, except for those breaches which, by their nature, are incurable, such breach shall not have been cured by Employee by the tenth (10th) business day after notice by Infoseek to Employee of such breach; or

             (v) Employee's commencement of employment with another employer while he is an employee of the Company.

          (c) Termination and Severance Benefits.
              ----------------------------------

              (i) Termination for Cause or Resignation. If Employee's employment
                  ------------------------------------
is terminated for Cause or if Employee resigns his employment voluntarily, Employee will be entitled to receive the severance payments provided for in
Section 4(c)(iv) below (if any). No other compensation or payments will be provided to Employee for the periods following the date when such termination of employment is effective.

              (ii) Termination without Cause; Constructive Termination.  If
                   ---------------------------------------------------
Employee's employment is terminated by the Company without Cause, or if Employee is Constructively Terminated (as defined below), Employee will be entitled to receive the severance payments provided for in Section 4(c)(iv) below (if any) and all New Stock Options shall vest immediately, to the extent not already vested, upon such termination. No other compensation or payments will be made pursuant to the Agreement other than those to which Employee is entitled through the Employee's last day of active service or under the applicable Infoseek Policies and benefit plans. For purposes of this Section 4(c)(ii), the term "CONSTRUCTIVELY TERMINATED" shall be deemed to mean (i) a reduction of Employee's Base Salary, (ii) Employee's refusal to relocate to a facility or location which is located outside of the Portland area or the San Francisco Bay Area, or (iii) an alteration during the Term of the services to be performed by, and the responsibilities and duties assigned to, Employee under this Agreement if such services, responsibilities and duties, taken as a whole, materially fail to reflect the knowledge, skill and experience of Employee, provided in each case that Employee has resigned in writing from his position with the Company within thirty (30) calendar days of the commencement of his Constructive Termination.

             (iii) Death or Disability.  If Employee's employment terminates
                   -------------------
as a result of Employee's death or disability, Employee (or Employee's estate), shall be entitled to the severance payments provided for in Section 4(c)(iv) below (if any) and all New Stock Options shall vest immediately, to the extent not already vested, upon such termination. No other compensation or payments will be made other than those to which Employee is entitled through the Employee's last day of active service or under the applicable Infoseek Policies and benefit plans.

             (iv)  Severance Payments.  In the event Employee's employment
                   -----------------
with the Company is terminated for any reason prior to the date that is one (1) year following the Closing Date (the "ANNIVERSARY DATE"), Employee shall continue to receive his monthly Base Salary under this Agreement until such date.

             (v)   Covenant of Infoseek.  Infoseek covenants to cause to be paid
                   --------------------
or to pay the monetary amounts and to cause to be performed or to perform the other obligations herein to be paid or performed by the Company. Such covenant shall not be affected by a dissolution, liquidation, or winding-up of any subsidiary of Infoseek that may employ Employee.

     5.   Confidentiality and Intellectual Property Agreement.  Concurrently
          ---------------------------------------------------
with the execution of this Agreement, Employee and Infoseek will execute a Confidentiality and Intellectual Property

Agreement in the form attached hereto as Appendix 1 (the "CONFIDENTIALITY AND
                                         ----------
INTELLECTUAL PROPERTY AGREEMENT").

     6.   Covenant Not to Compete.
          -----------------------

          (a) Definitions.  As used in this Agreement, the terms:
              -----------

              (i) "RESTRICTED BUSINESS" shall mean any business related to the design, development, marketing or implementation of hardware or software applications or other products that: (i) use "robots," "spiders" or similar technology with similar functionality in connection with the Internet, or (ii) normalize data or information on or for the Internet.

              (ii) "RESTRICTED TERRITORY" shall mean the larger of: (A) all of the countries of the world or (B) if (A) is found unenforceable, the countries in which the Infoseek service is available during the term of the non-compete obligations specified in this Section 6.

        (b)  Non-Compete. In consideration of: (i) the several Agreements made
             -----------
by Infoseek with Employee in and pursuant to the Reorganization Agreement, (ii) the payment by Infoseek to Employee of the Merger Consideration, (iii) Infoseek's willingness to enter into the Reorganization Agreement, and (iv) the consideration payable to Employee hereunder, Employee agrees that until: (A) the two (2) year anniversary of the Closing Date or (B) in the event that the period set forth in clause (A) is determined to be unenforceable by a court of competent jurisdiction, the maximum period allowable, Employee will not, directly or indirectly, engage in (whether as an officer, employee, consultant, director, proprietor, partner, consultant or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a Restricted Business in a Restricted Territory. It is agreed that ownership of no more than two percent (2%) of the outstanding voting stock of a publicly-traded or privately-held corporation shall not constitute a violation of this section. It is further agreed that the foregoing consideration is not intended to constitute liquidated damages for a violation of this section.

        (c)  Non-Solicit.  Employee agrees that until the expiration of the non-
             -----------
compete obligations specified above in subsection (b), Employee shall not:

             (i) act as an employee, agent, advisor or consultant of any competitor of Infoseek, the Company, or any of their respective affiliates, in each case as existing on the date of Employee's termination (the "TERMINATION DATE");

             (ii) take any action to, or do anything reasonably intended to, divert business from Infoseek, the Company, or any of their respective subsidiaries, or influence or attempt to influence any retailer, dealer, vendor, supplier, customer or potential customer of Infoseek, the Company or any of their respective subsidiaries, in each case as existing on the Termination Date, to cease doing business with Infoseek, the Company, or any of their respective subsidiaries, as the case may be, or to alter its business relationship with Infoseek, the Company, or any of their respective subsidiaries, in each case as existing on the Termination Date; or

             (iii) recruit, attempt to hire, solicit, or assist others in recruiting or hiring, any person who is an employee of Infoseek, the Company, or any of their respective subsidiaries, in each case as of the Termination Date, or induce or attempt to induce any such employee to terminate his or her employment with Infoseek, the Company, or any of their respective subsidiaries.

      (d)    REMEDIES.  THE EMPLOYEE HEREBY RECOGNIZES AND ACKNOWLEDGES THAT A
             --------
MATERIAL VIOLATION OF THE TERMS AND PROVISIONS OF THIS SECTION 6 WOULD CAUSE IRREPARABLE INJURY TO INFOSEEK, THE COMPANY, OR ANY OF THEIR RESPECTIVE AFFILIATES, AS THE CASE MAY BE, FOR WHICH INFOSEEK, THE COMPANY, OR ANY OF THEIR RESPECTIVE AFFILIATES, WOULD HAVE NO ADEQUATE REMEDY AT LAW. ACCORDINGLY, IN THE EVENT THAT THE EMPLOYEE SHALL FAIL TO MATERIALLY COMPLY WITH THE TERMS AND PROVISIONS OF THIS SECTION 6 IN ANY RESPECT, AND THE EMPLOYEE HAS BEEN GIVEN NOTICE OF SUCH VIOLATION AND AN OPPORTUNITY TO CURE SUCH VIOLATION, INFOSEEK, THE COMPANY, OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, SHALL BE ENTITLED TO PRELIMINARY AND OTHER INJUNCTIVE RELIEF AND TO SPECIFIC PERFORMANCE OF THE TERMS AND PROVISIONS HEREOF. IN FURTHERANCE AND NOT IN LIMITATION OF THE FOREGOING, THE EMPLOYEE HEREBY WAIVES ANY CLAIM OR DEFENSE RELATING TO ANY VIOLATION OR BREACH BY THE EMPLOYEE OF THE TERMS AND PROVISIONS OF THIS SECTION 6 THAT INFOSEEK, THE COMPANY, OR ANY OF THEIR RESPECTIVE AFFILIATES, HAS AN ADEQUATE REMEDY AT LAW OR THAT MONEY DAMAGES WOULD PROVIDE AN ADEQUATE REMEDY FOR SUCH VIOLATION OR BREACH.

      (e) Severability. The parties intend that the covenants contained in the
          ------------
preceding paragraphs shall be construed as a series of separate covenants, one for each county, city, state and other political subdivision of each country in the Restricted Territory. Except for geographic coverage, each separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in said paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced by such court. It is the intent of the parties that the covenants set forth herein be enforced to the maximum degree permitted by applicable law.

   7. Representations of Employee.  Employee represents that:
      ---------------------------

      (a) Employee: (i) is familiar with the covenants not to compete and not to solicit set forth in this Agreement, (ii) is fully aware of his obligations hereunder and (iii) is receiving specified, bargained-for consideration for his covenants not to compete and not to solicit.

      (b) Execution of this Agreement and the Nondisclosure Agreement, and performance of Employee's obligations hereunder and thereunder, will not conflict with, or result in a violation of or breach of and any other agreement to which Employee is a party or any judgment, order or decree to which Employee is subject.

     8.   (a)  Successors and Assigns.  Infoseek or its affiliates may assume
               ----------------------
the liabilities and obligations, and succeed to the rights and interests, of the Company under this Agreement at any time and without limitation. In addition to the foregoing, any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise), or to all or substantially all of the Company's business and/or assets, shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of such succession. For all purposes of and under this Agreement, the term "COMPANY" shall include Infoseek in the event that Infoseek shall assume the liabilities and obligations, and succeed to the rights and interests, of the Company under this Agreement pursuant to and in accordance with this Section, or any successor to the Company's business and/or assets which executes and delivers the assumption agreement required by this Section, or which otherwise becomes bound by the terms of this Agreement by operation of law. Any such assumption and/or succession under this Section shall not be deemed to be a termination of the Employee's employment hereunder.

          (b) The terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successor, heirs, distributees, devisees or legatees.

      9.   Entire Agreement.  This Agreement sets forth the entire agreement and
           ----------------
understanding of the parties with respect to the subject matter hereof, and supersedes any other written or oral negotiations, agreements, understandings, representations or practices concerning such subject matter hereof (including without limitation any employment agreement or offer letter extended by the Company at any time).

      10.  Notices.  Any notice, report or other communication required or
           -------
permitted to be given hereunder shall be in writing and shall be deemed given on the date of delivery if delivered, or five days after mailing, if mailed first-class mail, postage prepaid, return receipt requested, or delivered to a nationwide overnight delivery service charges prepaid, return receipt requested, to the following addresses:

      (a) If to Infoseek:               Infoseek Corporation
                                        1399 Moffett Park Drive
                                        Sunnyvale, California 94089
                                        Attention:  Andrew E. Newton, Esq.

      (b) If to the Company:            Quando, Inc.
                                        520 NW Davis Street
                                        Portland, Oregon 97209-3620
                                        Attention:  David Billstrom

      (c) If to Employee:               To the address for notice set forth on
                                        the signature page hereto or to such
                                        other address as any party hereto may
                                        hereafter designate by notice given as
                                        herein provided.

     11.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of California without giving effect to principles regarding conflict of laws. Any action or proceeding brought by any party against another arising out of or related to this Agreement shall be brought in a state or federal court of competent subject matter jurisdiction located within Santa Clara County in the State of California, and each of the parties to this Agreement consents to the personal jurisdiction of those courts.

     12.  Amendments.  This Agreement shall not be changed or modified in whole
          ----------
or in part except by an instrument in writing signed by Infoseek, the Company and Employee, nor shall any covenant or provision of this Agreement be waived except by an instrument in writing signed by the party against whom enforcement of such waiver is sought.

     13.  Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be an original, but all of which shall together constitute one and the same agreement.

     14.  Effect of Headings.  The section headings herein are for convenience
          ------------------
only and shall not effect the construction or interpretation of the Agreement.

     15.  Delays or Omissions.  No delay or omission to exercise any right,
          -------------------
power or remedy accruing to either party upon any breach or default of the other party hereto shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of a breach or default be deemed to be a waiver of any other breach or default.

     16.  Rules of Construction.  Employee, the Company and Infoseek each
          ---------------------
acknowledge that they have been represented by, or had an opportunity to consult with, competent counsel during the negotiation and execution of this Agreement and therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in any agreement will be construed against the party drafting such agreement.


             [The remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned have executed this Employment and Noncompetition Agreement as of the date first written above.


INFOSEEK CORPORATION                EMPLOYEE:


By:____________________________         __________________________________
Name:                                   Name:
Title:
                                        Employee's Address for Notice:


                                        __________________________________

                                        __________________________________

                                        __________________________________


QUANDO, INC.


By:____________________________
Name:
Title:



          [SIGNATURE PAGE TO EMPLOYMENT AND NON-COMPETITION AGREEMENT]

                                   APPENDIX 1
                                   ----------

              CONFIDENTIALITY AND INTELLECTUAL PROPERTY AGREEMENT